Exhibit 10.14

     1994 SENIOR EXECUTIVE EMPLOYMENT AGREEMENT

     AGREEMENT made as of the 1st day of
July,  1994, as  amended and restated as of the 29th
day of March, 1995, by  and  between  John  Wiley &
Sons,  Inc.,  a  New  York corporation,  with offices
at 605 Third Avenue,  New  York, New   York       10158
(hereinafter  referred   to   as   the
"Corporation"), and Charles R. Ellis presently residing at 300 East 54th Street, Apartment 34K, New York,
New York 10022 (hereinafter referred to as the "Executive").

               W I T N E S S E T H :

        Executive is presently employed as
President and Chief Executive   Officer  of   the
Corporation.  The Corporation  and Executive entered
into an Agreement  dated as  of  July  1, 1994 (the
"Original Agreement")  regarding Executive's employment
with   the     Corporation.        The Corporation  and
Executive desire to amend and restate  the Original
Agreement and to enter into an agreement of employment on the terms and subject to the conditions hereinafter set forth.

       NOW THEREFORE, the parties agree as follows:
       1.      Employment.

       1.1 The Corporation hereby employs Executive as President and Chief Executive Officer of the Corporation.

       1.2     Executive hereby accepts such employment
and shall  devote his full business time, attention,
knowledge and  skills faithfully, diligently and to the
best  of  his ability to the performance of his duties.
Executive  shall do  such traveling as may be
reasonably required of him  in the  performance of his
duties.  Executive shall be subject to  and  shall
observe and carry out such reasonable rules,
regulations,    policies,   directions   and
restrictions consistent with the duties to be performed by him hereunder as the Corporation shall from time to time establish.

       1.3     If at any time during the term of
employment the Board of Directors of the Corporation shall, without his consent, and other than for cause or on account of death, disability or retirement, fail to re-elect Executive as President and Chief Executive
Officer or shall remove him from such office, Executive shall have the right, exercisable by written notice to the Corporation within ten business days after the occurrence of such failure to re-elect or removal, to terminate his services hereunder, effective as of the last day of the month of receipt by the Corporation of any such written notice, and Executive shall have no further obligation under this Agreement. Termination of Executive's services under this Section shall be treated as a termination of employment by the Corporation other than for cause and shall be governed by the provisions of Section 6.2 of this Agreement.

       1.4     Executive shall not be entitled to
compensation other than the compensation provided for (or otherwise referred to) in this Agreement for any services he may render as a director or officer of any of the Corporation's subsidiaries.

       1.5     Executive shall not without the prior
written approval of the Corporation accept employment or compensation from or perform services of any nature for any business enterprise other than the Corporation or any of its subsidiaries or joint-venture entities.

       1.6     Executive shall not without the prior
written approval of the Corporation invest in any business enterprise -

       1.6.1   if such enterprise engages in or
involves a "Restricted Business" as that term is hereinafter defined in Section 8.1;

       1.6.2   if such investment interferes with the
performance of Executive's duties hereunder; or

       1.6.3   if such investment would violate the
Corporation's announced business policy with respect to employee interests in suppliers of goods or services to the Corporation or any of its subsidiaries.
Notwithstanding the foregoing, Executive may invest in securities of any company if such securities are listed for trading on a national stock exchange or traded on the over-the-counter market and Executive's investment therein represents less than one percent
(1%) of the total number of outstanding shares of the class of shares or outstanding principal amount of the class of other securities of such company, as the case may be.

       1.7     Executive shall not without the prior
written approval of the Corporation serve on the board of directors of any business enterprise other than the Corporation or any of its subsidiaries.

       2.      Term.

       2.1     Executive's term of employment hereunder
shall commence as of July 1, 1994 and shall continue
through July 20,  1998, unless sooner terminated in
accordance with this Agreement,  and thereafter as
herein provided.  Executive's term   of  employment
shall  automatically  renew  for   a subsequent  two
year term, beginning  on  July  21,  1998, subject to
the terms of this Agreement, unless either party gives
written  notice  90  days  or  more  prior  to   the
expiration of the then existing term of his or its
decision not  to  renew.   Failure  by  the
Corporation to renew, although not a termination by the Corporation without cause or for cause, shall for purposes of the benefits intended to be provided to Executive (and the obligations of Executive under Section 6.5) be deemed to constitute a termination without cause.

       3.      Compensation.

       3.1     As compensation for his services
hereunder, the Corporation shall pay Executive a base salary at the rate of three hundred seventy thousand ($370,000)
Dollars per annum, subject to increase as hereinbelow provided, payable in equal installments no less frequently than monthly.

       3.2 Executive shall be eligible to participate in all of the Corporation's executive compensation plans in which any senior vice president is eligible to participate, including but not limited to the Executive Annual Incentive Plan
("EAIP"), the Executive Long Term Incentive Plan
("ELTIP"), or equivalents, for so long as such plans remain in effect and shall also be entitled to all of his other presently existing employment benefits and perquisites or equivalents.

       3.3 Executive's compensation shall be reviewed periodically in accordance with procedures and policies established by the Corporation for salary review of its officers.

       3.4     To the extent coverage is not
duplicative of that provided under an executive compensation plan in which Executive is eligible to participate, Executive shall be included to the extent eligible under any and all plans providing benefits generally for the Corporation's employees, including, but not limited to, pension, group life insurance, hospitalization, medical and disability plans. The
Corporation shall not, however, be under any obligation to continue the existence of any executive compensation or other employee benefit plan referred to in Section
3.2 or this Section 3.4.

       3.5     The Executive Compensation and
Development Committee (the "Committee") intends, at a meeting of the Committee to be held before the end of June 1995, to grant to Executive under the 1991 Key
Employee Stock Plan 15,000 post 7/6/94 split shares of
Class A Common Stock of the Corporation, par value $1 per share ("Common Stock"), pursuant to substantially the same terms and subject to substantially the same conditions and restrictions as the restricted stock awarded to Executive by the Corporation on June 23, 1994, as the same may be amended from time to time;
provided, however, that no "Transfer Restriction" (as defined in the Restricted Stock Award Agreement, dated as of June 23, 1994, between the Corporation and Executive) shall be placed on the restricted stock granted in 1995. Upon the retirement of Executive with the consent and approval of the Board of Directors of the Corporation, all restrictions with respect to all restricted stock granted to Executive shall lapse.

       3.6     Subject to the next sentence of this
Section 3.6, (i) should the 1995 restricted stock award contemplated by Section 3.5 not be timely granted, or should any such award be altered or impaired thereafter, other than as contemplated by the 1991 Key
Employee Stock Plan or (ii) should the Corporation cease to provide incentive compensation plans in which Executive is eligible to participate, substantially similar to those described in Section 3.2 above, and of a value to Executive substantially similar to that of the present plans, Executive shall have the right to terminate his services hereunder, exercisable by written notice to the Corporation within ten business days after (i) the end of June 1995, or (ii) the cessation of such plans, as applicable, effective as of the last day of the month of receipt by the Corporation of any such notice, and Executive shall have no further obligation of any kind under or arising out of this Agreement. Should a circumstance or event not within the reasonable contemplation of the parties at the date hereof arise on or before the date when the Committee meets to award grants of the kind contemplated by
Section 3.5 that makes it inadvisable or undesirable in the reasonable judgment of the Committee to grant to Executive the awards contemplated by that Section, and should the Committee and/or the Board of Directors of the Corporation (as may be required) on or about such date, because of such intervening circumstance or event, instead bestow upon Executive benefits of reasonably equivalent value and having comparable vesting dates, Executive shall thereupon forego his right of termination under the preceding sentence.
Termination of Executive's services under this Section
3.6 shall be treated as a termination of employment by the Corporation other than for cause and shall be governed by the provisions of Section 6.2.

       4.      Vacation.

               Executive shall be entitled to four
weeks of paid vacation, or such greater amount, if any, as provided in the policies of the Corporation then applicable to Executive, each calendar year during the period of his employment hereunder, to be taken at times mutually agreeable to Executive and the Corporation.

       5.      Change of Position

       5.1     At any time during the term of this
Agreement, or upon completion of Executive's first term of employment hereunder on July 20, 1998, Executive may, upon 90 days written notice to the Corporation, request to be employed by the Corporation
(x) in a senior management position with less responsibility than President and Chief Executive
Officer for a period of 24 months or (y) as an internal consultant to management and/or the Board of Directors of the Corporation (provided, that under such consultancy the knowledge, skills and experience of Executive would be generally available and accessible to the Corporation in such a manner as would continue to qualify him as an employee of the Corporation) for a period of 24 months (either
(x) or (y), a "Change of Position"), and the Corporation shall honor such request. In the event of a Change of Position, the obligations of the Corporation to Executive shall be limited to the following:

       5.1.1   Salary accrued to the effective date of
such Change of Position;

       5.1.2   Continuation of base salary at the per
annum rate then in effect, for a period of 24 months from the effective date of such Change of Position
(hereinafter the "Change Period"); and

       5.1.3   Coverage during such Change Period under
the employee benefit plans referred to in Section 3.4
or provisions for comparable benefits outside such
plans. Executive shall have no right to  continued
employment  with the Corporation beyond the Change
Period. The  Board  of  Directors  is not precluded
from,  in  its discretion, awarding Executive
supplemental bonus compensation based on the
contributions of Executive to the Corporation  and the
performance of the Corporation  during the  Change
Period.   Notwithstanding the  foregoing,  the
obligations of the Corporation to Executive under this Section 5.1 shall not extend beyond July 20, 2000 without the consent of the Board of Directors of the Corporation.

       6.      Termination of Employment By
Corporation.

       6.1     The Corporation may terminate
Executive's employment hereunder at any time for cause without further obligation or liability except as hereinbelow stated in this Section 6.1. For purposes of this Agreement, the term "cause" shall be limited to the following grounds:

       6.1.1   Executive's refusal to substantially
perform his duties or otherwise fulfill his material obligations under this Agreement (for reasons other than death or disability), in any such case after due written notice thereof, or serious willful misconduct in respect of his obligations hereunder;

       6.1.2   Conviction of a felony crime;

       6.1.3   Perpetration of a fraud against the
Corporation or misappropriation of the Corporation's property;

       6.1.4   Habitual intoxication or illegal use of
habit forming substances; or

       6.1.5   Knowingly making a material false
statement to the Corporation's Board of Directors or management regarding the affairs of the Corporation.

  In the event Executive's employment is terminated for cause, no further payments of salary or benefits of any kind or nature (except to the extent accrued to the date of termination) shall be paid to Executive, and Executive shall have no further claim against the Corporation under the terms of this Agreement or otherwise relating to his employment.

       6.2     Corporation may terminate Executive's
employment hereunder at any time without cause. In the event of such termination the obligations of the Corporation to Executive shall be limited to the following:

       6.2.1   Salary accrued to the effective date of
such termination;

       6.2.2   Continuation of base salary at the per
annum rate then in effect, until July 20, 1998, and for a period of 24 months thereafter (hereinafter the "Severance Period");

       6.2.3   The "target incentive amount" under any
executive annual incentive plan established by the Corporation for a fiscal year ending during the Severance Period, and the same "target incentive amount" for any such executive annual incentive plan, pro-rated to the end of the Severance Period, for a fiscal year commencing during but ending after the Severance Period, or the equivalent under any bonus or variable compensation plan which may hereafter be adopted by the Corporation in lieu of such executive annual incentive plan;

       6.2.4   The value of the "payout amount," in
cash, for any executive long term incentive plan established by the Corporation, the plan cycle of which ends within 12 months after the effective date of termination, pro-rated to the date of termination;

       6.2.5 Lapse of restrictions on any outstanding restricted stock awards granted under any executive long term incentive plan established by the Corporation, but not vested on the effective date of termination, or at the Corporation's option, the cash value of the restricted stock forfeited under such awards based on "fair market value" on the effective date of termination; and

       6.2.6   Coverage during such Severance Period
under the following employee benefit plans or provisions for comparable benefits outside such plans, but only to the extent comparable coverage is not provided by any new employer: (1) Group Health
Insurance Program; (2) Long-Term Disability Plan (as provided under such Plan, the Executive shall be required to pay the premium); (3) Group Life and Accidental Death and Dismemberment Insurance (at the levels in effect at the date of termination of employment, taking into account any waiver of coverage under the Corporation's Supplemental Executive
Retirement Program).

  For purposes of Section 6.2.5, the "fair market
value" shall be the mean between the bid and  asked
prices at which the Common Stock is quoted in the over-
thecounter  market  on  the effective date of
termination  as reported  by NASDAQ or any successor
thereto.  If  no  such quotations  are  available on
such date,  the  most  recent date,  within a
reasonable time, upon which such quotations
are  available shall be used.  If at any time Common
Stock shall be listed on a national securities
exchange, the mean between  the highest and lowest
prices at which the  Common Stock  is  traded on such
exchange on such  date  shall  be used.   If  there is
no sale of the Common  Stock  on  such
exchange on such date, the mean between the bid and asked prices on such exchange at the close of the market on such date shall be deemed to be the fair market value of the Common Stock.

       Executive   shall  not  be   required      to
seek other employment during such Severance Period, but
in the  event Executive renders personal services
during  such period  to  any person or firm other than
the  Corporation, whether  as  an  employee, a partner
or as a  self-employed individual  and earns income
(whether or not then  payable) attributable  to the
performance of such personal  services during either
the 12 month period commencing on the date of
termination of employment or the next succeeding  12
month period  in excess of $75,000 per such 12 month
period,  (i) Executive shall notify the Corporation, in
accordance  with Section 10.3 hereof, within 15 days of
the commencement  of such  employment, and (ii) the
amount of salary  which  the Corporation  would
otherwise be required to  pay  Executive during  such
12 month period shall be reduced  dollar  for dollar
by  such  excess  amount.   If  as  a  result of
Executive's accruing such income, the Corporation has overpaid Executive, Executive shall promptly reimburse the Corporation for the amount of such overpayment.

       6.3     Executive agrees that the payments
described in Section  6.2  shall  be full and adequate
compensation  to Executive for all damages he may
suffer as a result of  the termination of his
employment pursuant to Section 6.2,  and hereby waives
and releases the Corporation from any and all
obligations or liabilities to Executive arising from or
in connection with Executive's employment with the
Corporation or  the  termination  of his employment
including,  without limitation, all rights and claims
Executive may have  under the  Corporation's severance
policy and federal,  state  or local  statutes,
regulations or ordinances  or  under  any common law
principles of breach of contract or the covenant of
good  faith  and  fair  dealing,  defamation,  wrongful
discharge, intentional infliction of emotional distress
or promissory estoppel; provided, however, that any
rights and benefits  Executive  may have under the
employment  benefit plans  and programs of the
Corporation, including,  without limitation,   the
Corporation's  Supplemental   Executive
Retirement          Program, in which Executive is  a
participant, shall be determined in accordance with the terms and provisions of such plans and provisions.

       6.4     If Executive voluntarily resigns from
all employment with the Corporation, the Corporation shall have no further obligation to Executive except for salary accrued to the effective date of such resignation.

       6.5     In the event the Corporation terminates
Executive's employment, whether with or without cause, or in the event of Executive's voluntary resignation from all employment with the Corporation, Executive if so requested by the Corporation shall assist in the orderly transfer of authority and responsibility to his successor.

       7.      Death or Disability.

       7.1     In the event of the death of Executive
during the term  of  employment  under this Agreement
or  during  the period  when  payments are being made
pursuant  to  Section 6.2.2,  this  Agreement shall
terminate and all obligations to  Executive  shall
cease as of the date of  death  except that  the
Corporation will pay the then base salary  under
Section        3.1 until the end of the month in which
Executive dies,  and except for any rights and benefits
of Executive under  the benefit plans and programs of
the  Corporation including, without limitation, the
Supplemental  Executive Retirement Plan  in which
Executive is a  participant,  as determined in
accordance with the terms and provisions  of
such  plans  and programs.  The payout under the  EAIP,
or equivalent, for the fiscal year in which Executive's
death occurs, shall be annualized and paid at the
normal time  to Executive's  estate  pro rata to the
date  of  death.    The value  of  the "payout amount,"
in cash, for any executive long term incentive plan established by the Corporation, the plan cycle of which ends within 12 months after the date of Executive's death, shall be paid at the normal time to Executive's estate.

       7.2 In the event that Executive shall become entitled to salary continuation payments under the Corporation's Group Long-Term Disability Insurance Plan or under any generally similar plan then in effect, the Corporation may, at its option, terminate the employment of Executive hereunder without further obligation or liability on the part of the Corporation under the terms of this Agreement.

       8       Restricted Covenant.

       8.1     In consideration of the Corporation
entering into this   Agreement,   Executive  shall
not,   directly     or indirectly, until July 21, 2000
(unless compliance herewith is excused pursuant to Section 8.2), be employed by, render services to or participate in the management, operation or control of, or serve as advisor or consultant to or otherwise become financially interested (other than by passive ownership of securities constituting less than one percent (1%) of such class of securities in any one case) in any business of the same nature as that now (or hereafter during the term of this Agreement) carried on by the Corporation or any of its subsidiaries (a "Restricted Business").

       8.2     Should a Change of Control (as defined
in the Corporation's Supplemental Executive Retirement
Plan) occur during the term of employment and should the Executive terminate his employment for "Good
Reason" (as defined in said Plan) within a period of 18 months following such Change of Control such termination by Executive shall constitute a waiver by the Corporation of the restrictive covenant set forth in Section 8.1 and Executive shall have no further obligation to comply with its terms.

       8.3     Executive acknowledges and agrees that
in the event of any violation of the restrictive covenant set forth in Section 8.1, the Corporation shall be authorized and entitled to obtain from any court of competent jurisdiction temporary, preliminary or permanent injunctive relief as well as an equitable accounting of all profits or benefits arising out of such violation and any damages for the breach of this Agreement which may be applicable. The aforesaid rights and remedies shall be independent, severable and cumulative and shall be in addition to any other rights or remedies to which the Corporation may be entitled.

        8.4      The  restrictions  contained  in  this
Section 8 are intended to be reasonable. In the event that any restriction contained herein is held by any court of competent jurisdiction or arbitrator to be in any respect unreasonable, the court so holding may limit the territory to which it pertains or the period of time in which it operates, or affect any other change to the extent necessary to make it enforceable.

The remaining provisions shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect and any invalid and unenforceable provision shall be deemed without further action on the part of the parties hereto modified, amended and limited to the extent necessary to render the same valid and enforceable to the maximum extent permissible.

       8.5     Executive shall hold in a fiduciary
capacity for the benefit of the Corporation all confidential information, knowledge and data relating to or concerned with the Corporation's products, operations, sales, business and affairs which are proprietary and not readily ascertainable from trade sources or other publicly available data, and he shall not, at any time hereafter, use, disclose or divulge any such confidential information, knowledge or data to any person, firm or corporation other than to the Corporation, its subsidiaries or its designees or except as may otherwise be required in connection with the business and affairs of the Corporation. A breach of Executive's obligations hereunder shall entitle the Corporation to seek injunctive or equitable relief and/or damages from any court of competent jurisdiction.

       9.      Change of Control Agreements.

               It   is   understood   and   agreed   that none
of the benefits accruing to Executive under the  1991
Key  Employee  Stock Option Plan or Supplemental
Executive Retirement Plan resulting from a "change of control" shall derogate from the rights granted to Executive under this Agreement, and the rights granted to him thereunder shall, subject to the triggering events thereof, be supplementary to and not in substitution for his rights hereunder.

       10.     General.

       10.1    Subject to Section 8.2 and Section 9
hereof, this Agreement   constitutes  the  entire
agreement concerning Executive's employment, and no amendment or modification hereof shall be valid or binding unless made in writing and signed by the party against whom enforcement thereof is sought.

       10.2 The provisions of Section 8 hereof shall survive the termination or expiration of this Agreement.

       10.3    Any notice required, permitted, or
desired to be given pursuant to any of the provisions of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered in person or sent by registered or certified mail, return receipt requested, postage and fees prepaid, as follows:

               If to the Corporation, at:
               605 Third Avenue
               New York, New York  10158

               Attention:  W. Bradford Wiley II

               with a copy to:

               Richard S. Rudick, Esq.
               John Wiley & Sons, Inc.
               605 Third Avenue
               New York, New York  10158

               If to Executive, at:
               300 East 54th Street
               Apartment 34K
               New York, New York  10022

Either of the parties hereto may at any time and from time to time change the address to which notices shall be sent hereunder by notice to the other party.

       10.4 No course of dealing or any delay on the part of the Corporation or Executive in exercising any rights hereunder shall operate as a waiver of any such rights. No waiver of any default or breach of this Agreement shall be deemed a continuing waiver of any other breach or default.

       10.5    This Agreement relates to services to be
performed   principally  in,  and  accordingly   shall
be governed, interpreted and construed in accordance with the laws of the State of New York.

       10.6    If any provision or part of this
Agreement shall be  held or declared to be void,
invalid or illegal for any reason  by  any  court  of
competent  jurisdiction,   such provision or part shall
be ineffective but shall not in any way invalidate or affect any other provision or part of this Agreement.

       10.7    This Agreement, and the respective
rights and obligations of the parties hereunder, shall inure to the benefit of, and shall be binding upon, the Corporation and its successors and assigns.

       10.8 Should there arise any claim, dispute or controversy relating to this Agreement, or the breach thereof, the parties shall use their best efforts and good will to settle such claim, dispute or controversy by amicable negotiations.
Except as provided in Sections 8.2 and 8.4, any such claim, dispute or controversy that arises between the parties relating to this Agreement that is not amicably settled shall be resolved by arbitration, as follows.

       10.8.1  Any such arbitration shall be heard in
New York,  New  York, before a panel consisting of one
(1)  to three  (3)  arbitrators, each of whom shall  be
impartial. Except  as the parties may otherwise agree,
all arbitrators shall  be  appointed in the first
instance by the President of  the Association of the
Bar of the City of New York  or, in     the  event  of
his  unavailability  by   reason        of
disqualification  or  otherwise, by  the  Chairman   of
the  Executive  Committee of the Association of the Bar
of  the City   of

New  York.   In  determining  the  number    and
appropriate background of the arbitrators, the appointing authority shall give due consideration to the issues to be resolved, but his decision as to the number of arbitrators and their identity shall be final. Except as otherwise provided in this
Section 10.8, or as the parties may otherwise agree, arbitration hereunder shall be governed by the rules of the American Arbitration Association, as they then exist.

       10.8.2  An arbitration may be commenced by any
party to  this Agreement by the service of a written
Request  for Arbitration upon the other affected
parties.  Such  Request for Arbitration shall summarize
the controversy or claim to be  arbitrated,  and shall
be referred by  the  complaining party  to  the
appointing  authority  for  appointment  of arbitrators
ten  (10)  days  following  such  service or
thereafter.   If the panel of arbitrators is not
appointed by   the  appointing  authority  within
thirty (30) days following such reference, any party may apply to any court within the State of New
York for an order appointing arbitrators qualified as set forth below. No Request for Arbitration shall be valid if it relates to a claim, dispute, disagreement or controversy that would have been time barred under the applicable statute of limitations had such claim, dispute or controversy been submitted to the Supreme Court of the State of New York.

       10.8.3  All attorneys' fees and costs of the
arbitration  shall in the first instance be  borne  by
the respective  party incurring such costs and  fees,
but  the arbitrators shall have the discretion to award
costs and/or attorneys'  fees  as  they  deem
appropriate   under the circumstances.   In  addition
to the waiver set forth in Section 6.3 above, the parties hereby expressly waive punitive damages, and under no circumstances shall an award contain any amount that in any way reflects punitive damages.

       10.8.4   Judgment on the award rendered by the
arbitrators may be entered in any court having jurisdiction thereof.

       10.8.5  It is intended that claims, disputes or
controversies submitted to arbitration under  this
Section 10.8 shall remain confidential, and to that end it is agreed by the parties that neither the facts disclosed in the arbitration, the issues arbitrated, nor the views or opinions of any persons concerning them, shall be disclosed to third persons at any time, except to the extent necessary to enforce an award or judgment or as required by law or in response to legal process or in connection with such arbitration.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                    JOHN WILEY & SONS, INC.

Date: March 31, 1995


                    By /s/ W. Bradford Wiley II
                           Chairman of the
                           Board of Directors


                       /s/ Charles R. Ellis